UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2020

Cole Office & Industrial REIT (CCIT III), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-209128 (1933 Act)	47-0983661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 1.01	Entry into a Material Definitive Agreement.
On September 17, 2020, Cole Office & Industrial REIT (CCIT III), Inc. (the “Company”), through Cole Corporate Income Operating Partnership III, LP, the Company’s operating partnership (“CCIT III OP”), entered into the Second Modification Agreement (the “Second Modification”) by and among CCIT III OP, JPMorgan Chase Bank, N.A., as administrative agent, and the lender parties thereto. The Second Modification modifies the Company’s secured credit agreement, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 27, 2016 (the “Credit Agreement”) and as modified and described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2019 (the “First Modification”), to, among other things, (i) convert the approximately $25.7 million of revolving loans to non-revolving term loans, (ii) provide that no further loan advancements or new issuances of letters of credit may be requested pursuant to the Credit Agreement, (iii) institute required principal payments of $50,000 on the first day of each calendar month through the maturity date, (iv) extend the maturity date to September 23, 2021 (v) provide for the removal of qualified properties from the borrowing base (vi) change the applicable rate to 2.75% for eurodollar rate loans and 1.75% for base rate loans and the floor on LIBOR to 0.25% per annum, and (vii) update the distribution limit provision to provide that the per share dividends or other distributions declared on account of any equity interests for the Company, based upon per share net asset value as of such day and determined on an annualized basis, shall not exceed 5% of such per share net asset value.
The Second Modification contains customary representations, warranties and borrowing conditions. CCIT III OP paid certain fees under the Second Modification. Other than the modified terms described above, the material terms of the Credit Agreement, as modified by the First Modification, remain unchanged. As of September 21, 2020, the Company had approximately $25.7 million outstanding under the Credit Agreement.
The foregoing description of the Second Modification does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Modification, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Second Modification Agreement, dated September 17, 2020, by and among Cole Corporate Income Operating Partnership III, LP, JPMorgan Chase Bank, N.A. as administrative agent, and other lending institutions.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2020	COLE OFFICE & INDUSTRIAL REIT (CCIT III), INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)

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